Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS THIRD QUARTER 2021 RESULTS

Results demonstrate continued strong consumer demand and enthusiast engagement

Reiterates outlook and guidance for fiscal year 2021

BOWLING GREEN, KY – November 10, 2021 – Holley Inc. (NYSE: HLLY), the largest and fastest growing platform serving performance automotive enthusiasts, today announced financial results for its third quarter ended September 26, 2021.

Third Quarter Highlights vs. Prior Year Period

•
Net Sales increased 19.8% to $159.7 million compared to $133.3 million in 2020
•
Gross Profit increased 17.4% to $65.2 million compared to $55.5 million last year
•
Net Loss of $(30.2) million, or $(0.28) per share, compared to Net Income of $13.5 million, or $0.20 per share, in third quarter 2020
•
Adjusted Net Income1 of $13.5 million, flat to Net Income of $13.5 million reported last year
•
Adjusted EBITDA1 rose to $35.5 million compared to $34.6 million in 2020
•
Record attendance at three Holley consumer events in Bowling Green, Kentucky, including Holley LS Fest East, Holley MoParty, and The Holley Intergalactic Ford Festival

2021 Outlook

•
Company reiterates fiscal 2021 Net Sales expected to range between $648 million-$663 million, Pro Forma Net Sales1 between $655 million-$670 million, and Pro Forma Adjusted EBITDA1 between $165 million-$170 million

1 See “Use and Reconciliation of Non-GAAP Financial Measures” below.

Tom Tomlinson, Holley’s President and Chief Executive Officer, said, “We continued to see solid consumer demand during the third quarter. Our team capitalized on this demand and delivered excellent results despite continued supply chain challenges and a cybersecurity incident that caused some sales to shift into our fourth quarter. As expected, we are seeing a return to more normal seasonality in demand."

Third Quarter 2021 Financial Results

Net sales increased 19.8% to $159.7 million in the third quarter of 2021, up from $133.3 million in the third quarter of 2020. Non-comparable sales associated with acquisitions contributed $29.8 million, or 22.4%, of net sales growth in the quarter. Sales excluding the impact of acquisitions declined by $3.4 million (2.6% from the prior year quarter. We estimate that $7 million of sales was deferred from our third quarter into the fourth quarter due to a cybersecurity incident near the end of the quarter.

Cost of goods sold increased $16.7 million, or 21.5%, to $94.5 million, as compared to $77.8 million for the third quarter of 2020 and is primarily attributable to the increase in product sales. Gross profit for the third quarter of 2021 increased $9.7 million, or 17.4%, to $65.2 million, as compared to $55.5 million for the third quarter of 2020. The increase in gross profit was driven by the increase in sales. Gross margin for the third quarter of 2021 was 40.8% compared to a gross margin of 41.7% for the third quarter of 2020. The decline in margin is attributable to increased inbound shipping costs, some component cost increases, and product mix.

Selling, general and administrative costs for the quarter increased $11.6 million to $28.9 million, representing an increase of 67.0% when compared to $17.3 million in 2020. Incremental SG&A from recent acquisitions were responsible for $5.4 million of the increase in the quarter. Additional cost drivers include an increase in non-cash compensation expense related to equity awards, an increase in outbound shipping costs related to higher sales and domestic supply chain pressure, and an increase in professional fees, primarily due to the business combination with Empower.

Research and development costs for the third quarter increased $1.2 million, to $7.1 million, representing an increase of 19.2% when compared to $6.0 million in 2020. The increase in research and development costs was primarily due to headcount investments as the Company continues to pursue the development of innovative new products.

Net income for the third quarter of 2021 was significantly impacted by the business combination with Empower. Transaction and public company charges included a non-cash liability increase for warrants and earn-out shares, a transaction fee paid to a related party, and a non-cash charge for equity compensation. Growth in operating income was more than offset by these expenses. As a result, we recorded a net loss of $(30.2) million in the third quarter compared to net income of $13.5 million in 2020.

Adjusted for the special transaction and non-cash items noted above this quarter, Adjusted Net Income was $13.5 million, flat to last year’s net income of $13.5 million. Reconciliation to GAAP Net Income is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Adjusted EBITDA grew to $35.5 million in the third quarter compared to $34.6 million in the third quarter last year. Reconciliation to GAAP Net Income is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

EPS of $(0.28) for the third quarter 2021 compared to $0.20 in 2020.

Significant Events During the Quarter

On July 16, 2021, Holley completed the business combination with Empower LTD and became a publicly traded company on the New York Stock Exchange (NYSE: HLLY).

On September 9, 2021, Holley experienced a cybersecurity incident. Access to operational systems was restricted or significantly limited through the following week. A majority of sales shipments were delayed during the incident, causing some sales to be deferred past our quarter end of September 26, 2021. The event is not expected to have a material impact on 2021 annual sales or earnings.

Fiscal 2021 Full Year Outlook

We reiterate our full-year expectations of recognized net sales in the range of $648 million to $663 million for fiscal 2021. We expect pro forma net sales in the range of $655 million to $670 million, and pro forma adjusted EBITDA between $165 million and $170 million. Additional information regarding pro forma adjustments is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Dominic Bardos, Holley’s Chief Financial Officer, added, “Holley embarked on a new journey as a public company this quarter. Consumer demand remains strong and the underlying business remain healthy and growing. The cybersecurity incident presented another challenge for the team to overcome, but I’m pleased with the speed at which we returned to normal operations to meet the needs of our consumers.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 1-855-979-6654 (United States Toll Free), 1-646-664-1960 (United States Local), or + 44-203-9362-999 (All Other Locations) using the access code of 917221.

For those unable to participate, a telephone replay recording will be available until Wednesday, November 17,

2021. To access the replay, please call 1-845-709-8569 (U.S.), 020-3936-3001 (U.K.), or + 44-203-9363-001 (All Other Locations) and enter confirmation code 855262. A web-based archive of the conference call will also be available at the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain factors that may cause actual results to differ materially from current expectations including, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 7) Holley’s estimates of its financial performance; 8) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; and 9) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) filed on July 28, 2021, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Tables to Follow]

HOLLEY INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	For the thirteen weeks ended				For the thirty-nine weeks ended
	Sept. 26,	Sept. 27,		%	Sept. 26,	Sept. 27,		%
	2021	2020	Variance	Variance	2021	2020	Variance	Variance
Net Sales	$159,673	$133,307	$26,366	19.8%	$513,046	$365,760	$147,286	40.3%
Cost of Goods Sold	94,475	77,778	16,697	21.5%	300,969	212,070	88,899	41.9%
Gross Profit	65,198	55,529	9,669	17.4%	212,077	153,690	58,387	38.0%

Operating Expense	63,284	27,149	36,135	133.1%	157,320	81,287	76,033	93.5%
Operating Income	1,914	28,380	(26,466)	-93.3%	54,757	72,403	(17,646)	-24.4%

Non-Operating Expense	35,415	9,325	26,090	279.8%	56,660	31,843	24,817	77.9%
Income (Loss) Before Income Taxes	(33,501)	19,055	(52,556)	nm	(1,903)	40,560	(42,463)	nm

Income Tax Expense (Benefit)	(3,301)	5,512	(8,813)	nm	7,255	9,656	(2,401)	-24.9%

Net Income (Loss)	$(30,200)	$13,543	$(43,743)	nm	$(9,158)	$30,904	$(40,062)	nm

Comprehensive Income (Loss):
Foreign Currency Translation Adjustment	(31)	-	(31)	nm	(12)	-	(12)	nm
Total Comprehensive Net Income (Loss):	$(30,231)	$13,543	$(43,774)	nm	$(9,170)	$30,904	$(40,074)	nm

Common Share Data:
Basic and Diluted Earnings per Common Share	$(0.28)	$0.20	$(0.48)	nm	$(0.11)	$0.46	$(0.57)	nm
Average Shares of Common Stock Outstanding - Basic and Diluted	106,285	67,674	38,611	57.1%	80,736	67,674	13,062	19.3%

nm - not meaningful

HOLLEY INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	As of	As of
	Sept. 26,	Dec. 31,
	2021	2020
Assets
Total Current Assets	$282,563	$257,980
Net Property, Plant & Equipment	50,393	43,729
Goodwill	381,860	359,099
Other Net Intangibles	421,870	404,522
Total Assets	$1,136,686	$1,065,330

Liabilities and Stockholders' Equity
Total Current Liabilities	$101,577	$82,009
Long-term Debt Net of Current Portion	564,187	649,458
Deferred Taxes	72,172	71,336
Other Noncurrent Liabilities	78,927	22,146
Total Liabilities	816,863	824,949

Common Stock	12	-
Additional Paid-In Capital	327,490	238,890
Accumulated Other Comprehensive Loss	(686)	(674)
Retained Earnings	(6,993)	2,165
Total Stockholders' Equity	319,823	240,381

Total Liabilities and Stockholders' Equity	$1,136,686	$1,065,330

HOLLEY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the thirteen weeks ended		For the thirty-nine weeks ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2021	2020	2021	2020
Operating Activities
Net Income (Loss)	$(30,200)	$13,543	$(9,158)	$30,904
Adjustments to Reconcile to Net Cash	35,147	6,102	67,144	17,877
Changes in Operating Assets and Liabilities	(26,427)	12,510	(33,069)	26,823
Net Cash from Operating Activities	(21,480)	32,155	24,917	75,604

Investing Activities
Capital Expenditures, Net of Dispositions	(3,289)	(3,218)	(10,145)	(6,653)
Acquisitions	(7,775)	-	(61,786)	(50)
Net Cash from Investing Activities	(11,064)	(3,218)	(71,931)	(6,703)

Financing Activities
Net Change and Principal Payments in Debt	(101,493)	(48,950)	(103,032)	(22,500)
Recapitalization	132,299	-	132,299	-
Net cash from Financing Activities	30,806	(48,950)	29,267	(22,500)

Net Change in Cash and Cash Equivalents	(1,738)	(20,013)	(17,747)	46,401

Cash and Cash Equivalents
Beginning of Period	55,665	74,749	71,674	8,335
End of Period	$53,927	$54,736	$53,927	$54,736

Holley believes EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share, Pro Forma Net Sales, and Pro Forma Adjusted EBITDA are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

HOLLEY INC.

USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	For the thirteen weeks ended		For the thirty-nine weeks ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2021	2020	2021	2020
Net Income (Loss)	$(30,200)	$13,543	$(9,158)	$30,904

Adjustments:
Interest Expense	9,851	9,325	31,096	31,843
Income Taxes	(3,301)	5,512	7,255	9,656
Depreciation	2,875	2,026	7,328	6,039
Amortization	3,553	2,699	10,391	8,099
EBITDA	(17,222)	33,105	46,912	86,541

Acquisition Integration & Restructuring	368	1,092	21,877	5,624
Notable Items	938	205	10,513	1,643
Equity-Based Compensation Expense	2,486	121	2,748	356
Change in Fair Value of Warrants Liability	17,273	-	17,273	-
Change in Fair Value of Earn-Out Liability	6,866	-	6,866	-
Loss on Early Extinguishment of Debt	1,425	-	1,425	-
Related Party Acquisition and Management Fee Expenses	23,250	894	25,789	2,665
Other Expense	89	(821)	3	(1,089)
Adjusted EBITDA	$35,473	$34,596	$133,406	$95,740

	For the thirteen weeks ended		For the thirty-nine weeks ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2021	2020	2021	2020
Net income (loss)	$(30,200)	$13,543	$(9,158)	$30,904
Special items:
Add back: Change in fair value of warrant liability	17,273	-	17,273	-
Add back: Change in fair value of earn-out liability	6,866	-	6,866	-
Add back: Change in fair value of acquisition contingent consideration payable	-	-	17,173	-
Add back: Fees paid related to the Business Combination	19,561	-	19,561	-
Adjusted Net Income	$13,500	$13,543	$51,715	$30,904

	For the thirteen weeks ended		For the thirty-nine weeks ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2021	2020	2021	2020
Net income (loss) per share	$(0.28)	$0.20	$(0.11)	$0.46
Special items:
Add back: Change in fair value of warrant liability	0.16	-	0.21	-
Add back: Change in fair value of earn-out liability	0.06	-	0.09	-
Add back: Change in fair value of acquisition contingent consideration payable	-	-	0.21	-
Add back: Fees paid related to the Business Combination	0.18	-	0.24	-
Net income per share, as adjusted	$0.12	$0.20	$0.64	$0.46

13 Weeks Ended
Sept. 26, 2021
Net Sales	159,673
Adjustments:
Sales from Acquisitions within 365 Days of Purchase (Non-Comparable to Prior Year)	(29,794)
Organic Sales (Comparable to Prior Year Period Net Sales)	$129,879

	2021 Forecast	2021 Forecast
	Low Range	High Range
Net Income (Loss)	$647,600	$662,600
Pre-Acquisition Net Sales (AEM Performance Electronics)	7,400	7,400
Pro Forma Net Sales	$655,000	$670,000

Adjusted EBITDA	163,400	168,400
Pre-Acquisition Adjusted EBITDA (AEM Performance Electronics)	1,600	1,600
Pro Forma Adjusted EBITDA	$165,000	$170,000

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) notable items that in 2021 consist primarily of the amortization of the fair market value increase in inventory and in 2020 consist primarily of the amortization of the fair market value increase in inventory and a legal settlement, (ii) compensation expense related to equity awards (iii) acquisition and restructuring costs, which for the 39-week period ended September 26, 2021 includes a $17.2 million adjustment due to a change in the fair value of the Simpson acquisition contingent consideration payable, (iv) changes in the fair value of the warrant liability, (v) changes in the fair value of the Earn-Out Shares, (vi) losses from the early extinguishment of debt, (vii) related party acquisition and management fee costs, and (viii) other expenses, which includes losses from disposal of fixed assets and foreign currency transactions. We have included within the definition of Adjusted EBITDA the changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability and losses from the early extinguishment of debt, as management believes such matters, when they occur, do not directly reflect the performance of the underlying business.

Holley calculates Adjusted Net Income and Adjusted Net Income per share by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income (loss) and net income (loss) per share, provides for a more complete analysis of the results of operations.

Organic sales, or sales excluding the impact of acquisitions, excludes the impact from sales from acquisitions within 365 days of the consummation of such acquisition. Holley believes organic sales provides investors with useful supplemental information regarding Holley's underlying sales trends.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, and organic sales are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

A forecast for 2021 Adjusted EBITDA and Pro Forma Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of these measures without unreasonable effort.